UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2006
PARALLEL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-13305 (Commission file number )	75-1971716 (IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas (Address of principal executive offices)	79701 (Zip code)
(432) 684-3727
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Agreement - Producing Wells
Farmout Agreement

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On April 4, 2006, we reported in our Current Report on Form 8-K, dated March 29, 2006 (the “Report”), that we had acquired additional interests in our Barnett Shale project from five unaffiliated third parties for an aggregate cash purchase price of approximately $5.5 million and the additional consideration described in the Report (the “Initial Transaction”). On April 5, 2006, we completed the acquisition of an additional interest in the same project from one other unaffiliated seller, on the same terms and conditions as the other five unaffiliated third parties in the Initial Transaction. This most recent acquisition, which was completed on April 5, 2006, is described in the following paragraphs.
     On April 5, 2006, Parallel Petroleum Corporation, through its subsidiary, Parallel, L.P., completed an oil and gas property acquisition under an Agreement (Producing Wells) and a separate Farmout Agreement with Razorback II, LP for the acquisition of additional interests in Parallel’s Barnett Shale gas project in Tarrant County, Texas. Under the Agreement (Producing Wells), Parallel purchased an approximate .875% working and .625% net revenue interest in sixteen wells that have been drilled, together with the related documents, infrastructure, pipeline, equipment and personal property, and a proportionate interest in certain entities providing related equipment and services. Parallel’s base working interest in the sixteen wells has increased from approximately 36.4% to approximately 37.3% as a result of the acquisition. The additional interests were acquired from Razorback II, LP for a total cash purchase price of approximately $573,000.00. Parallel financed the cash purchase price with loan proceeds drawn under its existing senior revolving credit facility led by Citibank Texas, N.A. and BNP Paribas. The effective date of the acquisition is March 1, 2006.
     In addition to the acquisition of the additional working interests in the sixteen wells, Parallel also entered into a Farmout Agreement with Razorback II, LP. Under the Farmout Agreement, Parallel has an option, but not the obligation, to pay for certain costs on behalf of Razorback II,LP, as wells are drilled, in exchange for its conveyance to Parallel of one-half of his interests in the undeveloped leasehold. Under terms of the Farmout Agreement, if Parallel pays future costs on behalf of Razorback II, LP in the aggregate amount of $2,115,837.49 million, Parallel will have earned all rights to the undeveloped leasehold interests. If, at anytime prior to having paid $2,115,837.49 on behalf of Razorback II, LP, Parallel elects not to pursue additional development of the leasehold, Parallel will reassign any unearned interests back to Razorback II, LP and will incur no future capital obligations.
     Parallel has no relationship with Razorback II, LP, other than in respect of the Agreement (Producing Wells) and the Farmout Agreements.
     The properties acquired on April 5, 2006 secure the payment and performance of Parallel’s indebtedness and obligations under its senior Third Amended and Restated Credit Agreement and its junior Second Lien Term Loan Agreement.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated as of December 23, 2005, among Parallel Petroleum Corporation, Parallel, L.P., Parallel, L.L.C., Citibank Texas, N.A., BNP Paribas, Compass Bank, Comerica Bank, Bank of Scotland, Fortis Capital Corp., Western National Bank and Citibank, F.S.B. (Incorporated by reference to Exhibit 10.1 of Form 8-K dated December 23, 2005 and filed with the Securities and Exchange Commission on December 30, 2005)

10.2	Agreement (Producing Wells), dated as of March 24, 2006, between Parallel, L.P. and Razorback II, LP.

10.3	Farmout Agreement, dated March 24, 2006, between Parallel, L.P. and Razorback II, LP.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: April 11, 2006

PARALLEL PETROLEUM CORPORATION
By:	/s/ Larry C. Oldham
Larry C. Oldham, President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated as of December 23, 2005, among Parallel Petroleum Corporation, Parallel, L.P., Parallel, L.L.C., Citibank Texas, N.A., BNP Paribas, Compass Bank, Comerica Bank, Bank of Scotland, Fortis Capital Corp., Western National Bank and Citibank, F.S.B. (Incorporated by reference to Exhibit 10.1 of Form 8-K dated December 23, 2005 and filed with the Securities and Exchange Commission on December 30, 2005)

10.2	Agreement (Producing Wells), dated as of March 24, 2006, between Parallel, L.P. and Razorback II, LP.

10.3	Farmout Agreement, dated March 24, 2006, between Parallel, L.P. and Razorback II, LP.